UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 4, 2005 (September 28, 2005)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On November 2, 2005, Chesapeake Energy Corporation (the “Company”) entered into a Purchase Agreement with Deutsche Bank Securities, Banc of America Securities LLC, Credit Suisse First Boston, Lehman Brothers, and UBS Securities LLC, as representatives of several purchasers, to sell to the purchasers 5,750,000 shares of the Company’s 5.0% Cumulative Convertible Preferred Stock (Series 2005B), par value $0.01, liquidation preference $100 per share.

Effective September 28, 2005, the Company entered into an unsolicited transaction with a holder of the Company’s 4.125% Cumulative Convertible Preferred Stock, par value $0.01 per share, to issue 252,580 shares of the Company’s Common Stock, par value $0.01 per share, in exchange for 4,035 shares of the Company’s 4.125% preferred stock, representing 2.9% or $4.035 million of the aggregate outstanding liquidation value of the Company’s 4.125% preferred stock. The transaction closed on September 30, 2005 and the 4,035 shares of preferred stock were retired upon receipt. The issuance of the shares of common stock in this transaction was exempt from registration under the Securities Act of 1933 pursuant to Rule 3(a)(9) under the Securities Act.

Effective September 28, 2005, the Company entered into an unsolicited transaction with a holder of the Company’s 5.0% Cumulative Convertible Preferred Stock (Series 2003), par value $0.01 per share, to issue 1,119,331 shares of the Company’s Common Stock, par value $0.01 per share, in exchange for 179,900 shares of the Company’s 5.0% (2003) preferred stock, representing 13.9% or $17.99 million of the aggregate outstanding liquidation value of the Company’s 5.0% (2003) preferred stock. The transaction closed on September 30, 2005 and the 179,900 shares of preferred stock were retired upon receipt. The issuance of the shares of common stock in this transaction was exempt from registration under the Securities Act of 1933 pursuant to Rule 3(a)(9) under the Securities Act.

Effective September 29, 2005, the Company entered into an unsolicited transaction with a holder of the Company’s 5.0% Cumulative Convertible Preferred Stock (Series 2003), par value $0.01 per share, to issue 530,676 shares of the Company’s Common Stock, par value $0.01 per share, in exchange for 85,270 shares of the Company’s 5.0% (2003) preferred stock, representing 7.7% or $8.53 million of the aggregate outstanding liquidation value of the Company’s 5.0% (2003) preferred stock. The transaction closed on September 30, 2005 and the 85,270 shares of preferred stock were retired upon receipt. The issuance of the shares of common stock in this transaction was exempt from registration under the Securities Act of 1933 pursuant to Rule 3(a)(9) under the Securities Act.

Effective October 4, 2005, the Company entered into an unsolicited transaction with a holder of the Company’s 4.125% Cumulative Convertible Preferred Stock, par value $0.01 per share, to issue 284,100 shares of the Company’s Common Stock, par value $0.01 per share, in exchange for 4,530 shares of the Company’s 4.125% preferred stock, representing 3.4% or $4.53 million of the aggregate outstanding liquidation value of the Company’s 4.125% preferred stock. The transaction closed on October 6, 2005 and the 4,530 shares of preferred stock were retired upon receipt. The issuance of the shares of common stock in this transaction was exempt from registration under the Securities Act of 1933 pursuant to Rule 3(a)(9) under the Securities Act.

Effective October 4, 2005, the Company entered into an unsolicited transaction with a holder of the Company’s 5.0% Cumulative Convertible Preferred Stock (Series 2003), par value $0.01 per share, to issue 8,281 shares of the Company’s Common Stock, par value $0.01 per share, in exchange for 1,330 shares of the Company’s 5.0% (2003) preferred stock, representing 0.1% or $133,000 of the aggregate outstanding liquidation value of the Company’s 5.0% (2003) preferred stock. The transaction closed on October 6, 2005 and the 1,330 shares of preferred stock were retired upon receipt. The issuance of the shares of common stock in this transaction was exempt from registration under the Securities Act of 1933 pursuant to Rule 3(a)(9) under the Securities Act.

Effective October 7, 2005, the Company entered into an unsolicited transaction with a holder of the Company’s 4.125% Cumulative Convertible Preferred Stock, par value $0.01 per share, to issue 249,280 shares of the Company’s Common Stock, par value $0.01 per share, in exchange for 3,950 shares of the Company’s 4.125% preferred stock, representing 3.0% or $3.95 million of the aggregate outstanding liquidation value of the Company’s 4.125% preferred stock. The transaction closed on October 19, 2005 and the 3,950 shares of preferred stock were retired upon receipt. The issuance of the shares of common stock in this transaction was exempt from registration under the Securities Act of 1933 pursuant to Rule 3(a)(9) under the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ Aubrey K. McClendon
Aubrey K. McClendon Chairman of the Board and Chief Executive Officer

Date: November 4, 2005

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